Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 2, of our report dated September 25, 2020, relating to the balance sheet of TS Innovation Acquisitions Corp. as of September 23, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from September 18, 2020 (inception) through September 23, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 5, 2020